Exhibit 10.5

AMENDED AND RESTATED CONTRIBUTION AND REPURCHASE AGREEMENT

THIS AMENDED AND RESTATED CONTRIBUTION AND REPURCHASE AGREEMENT (this "Agreement") made as of November 13, 2019, by and between Terra Property Trust, Inc., a Maryland corporation (the "Company"), Terra International Fund 3 REIT, LLC, a Delaware limited liability company (the "Purchaser") and Terra International Fund 3, L.P., a Cayman exempted limited partnership (the "Fund").

WHEREAS, the Fund is conducting an offering (the “Offering”) of units of limited partnership interest of the Fund (the "Units");

WHEREAS, the Fund owns 100% of the non-voting common interests of the Purchaser;

WHEREAS, the Fund has contributed, and intends to continue to contribute, cash proceeds received from time to time from the sale of Units in the Offering (the "Cash Proceeds") to the Purchaser, and the Purchaser desires to use such Cash Proceeds to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock");

WHEREAS, the Company desires to issue and sell to the Purchaser from time to time, and the Purchaser desires to use the Cash Proceeds to purchase from the Company from time to time, shares of Common Stock (the "Shares"), in accordance with the terms and conditions set forth in this Agreement;

WHEREAS, the parties entered into that Contribution and Repurchase Agreement, dated September 30, 2019 (the "Original Agreement"), pursuant to which the Company agreed to issue and sell to the Purchaser from time to time, and the Purchaser agreed to purchase from the Company from time to time, shares of Common Stock, and the Company issued and sold 212,690.95 shares of Common Stock to the Purchaser at a price of $17.02 per share of Common Stock;

WHEREAS, by entering into this Agreement, the parties have agreed to amend and restate the Original Agreement, upon the following terms and conditions;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.           Sale and Purchase of Shares. On the terms and subject to the conditions set forth in this Agreement, on each Closing Date (as defined below), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, shares of Common Stock in an amount equal to the amount of Cash Proceeds to be paid by the Purchaser to the Company on such Closing Date divided by the then-current price per Share of the Company's Common Stock.

2.           Closing. Each closing of the purchase and sale of the Shares hereunder, including payment for and delivery of the Shares, will take place at the offices of the Company or the Company's legal counsel, at such times and on such dates as shall be agreed to by the parties (each such date, a "Closing Date").

3.           Representations and Warranties of the Company. In connection with the issuance and sale of the Shares, the Company hereby represents and warrants to the Purchaser and the Fund, as of the date hereof and as of each Closing Date, the following:

3.1       The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland and the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

3.2       All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The issuance and sale by the Company of the Shares and the consummation of the other transactions contemplated hereby does not conflict with its organizational documents or any material contract by which the Company or its property or assets is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property or assets.

3.3       Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Purchaser will have good title to the Shares free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions hereunder, under the Company's organizational documents and under other agreements contemplated hereby.

3.4       The Company has a substantive, pre-existing relationship with each of the Purchaser and the Fund. Neither the Company nor, to the knowledge of the Company, any person acting on its behalf, has engaged in any form of general solicitation or general advertising in connection with the offer or sale of the Shares.

4.           Representations and Warranties of the Purchaser. The Purchaser and the Fund, jointly and severally, hereby represent and warrant to the Company, as of the date hereof and as of each Closing Date, that:

4.1       The Shares are being acquired for the Purchaser's own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

4.2       The Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The Fund is a Cayman Islands exempted limited partnership duly formed and registered, validly existing and in good standing under the laws of the Cayman Islands. Each of the Purchaser and the Fund has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby

4.3       All action necessary to be taken by each of the Purchaser and the Fund to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Purchaser and the Fund in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by each of the Purchaser and the Fund. This Agreement constitutes the valid, binding and enforceable obligation of each of the Purchaser and the Fund, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The purchase by the Purchaser of the Shares and the consummation of the other transactions contemplated hereby does not conflict with the organizational documents of the Purchaser or the Fund or with any material contract by which the Purchaser or the Fund or their respective property or assets is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to the Purchaser or the Fund or their respective property or assets.

4.4       Each of the Purchaser and the Fund understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Shares is exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder and exempt from registration pursuant to applicable state securities or blue sky laws and, therefore, the Shares will be characterized as "restricted securities" under the Securities Act and such laws and may not be sold unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

4.5       Each of the Purchaser and the Fund (i) has a substantive, pre-existing relationship with the Company and directly contacted the Company with respect to the purchase of the Shares and other transactions contemplated hereby; (ii) has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Shares; (iii) has the ability to bear the economic risks of such prospective investment; (iv) has not been offered the Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium; or any registration statement or other document filed by the Company with the Securities and Exchange Commission; and did not independently contact the Company as a result of any of the foregoing; (v) has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the issuance of the Shares; and (vi) has been afforded access to information about the Company and its respective financial condition and results of operations sufficient to evaluate a prospective investment in the Shares.

5.           Share Repurchases. The Company may, but shall not be obligated to, repurchase Shares from the Purchaser from time to time on such terms and conditions as shall be agreed to by the parties.

6.           Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

7.           Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

8.           Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

9.           Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

10.        Further Assurances.  From time to time, at any party's request, whether on or after the date hereof, and without further consideration, the other parties shall execute and deliver any further instruments of conveyance and take such other actions as the requesting party may reasonably require to complete more effectively the transfer of the Cash Proceeds to the Company.

11.        Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

12.        Legends. Each certificate, if any, representing the Shares shall be endorsed with the following legend or a substantially similar legend:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Securities Act of 1933, as amended, or (ii) pursuant to an opinion of counsel, satisfactory to the company, that such registration or compliance is not required as to said sale, offer, or distribution."

13.        Termination. This Agreement shall terminate upon the earliest to occur of (i) the completion by the Company of an initial public offering of shares of Common Stock pursuant to an effective registration statement on Form S-11 or such other form under the Securities Act, (ii) the shares of Common Stock of the Company otherwise being listed or admitted to trading on the New York Stock Exchange, the Nasdaq Global Market, or a similar national securities exchange, or (iii) upon mutual consent of the parties hereto.

14.        Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

15.        Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FUND:

TERRA INTERNATIONAL FUND 3, L.P.
By:	Terra International Fund 3 GP, LLC, its General Partner
By:	/s/ Vikram S. Uppal
	Name:	Vikram S. Uppal
	Title:	Chief Executive Officer

PURCHASER:

TERRA INTERNATIONAL FUND 3 REIT, LLC
By:	Terra International Fund 3 GP, LLC, its Managing Member
By:	/s/ Vikram S. Uppal
	Name:	Vikram S. Uppal
	Title:	Chief Executive Officer

COMPANY:

TERRA PROPERTY TRUST, INC.
By:	/s/ Vikram S. Uppal
	Name:	Vikram S. Uppal
	Title:	Chief Executive Officer